UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-12

ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Activision, Inc.

pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

On December 10, 2007, Activision, Inc. posted the following “frequently asked questions” on its employee website:

Stock Options

1. How will this transaction affect Activision vested stock options?

If you have vested stock options at the time the tender offer closes, you will be able to participate in the tender offer with respect to the shares underlying those vested options.  The company plans to develop and will provide additional information on a mechanism to simply your participation in the tender offer.

It is anticipated that you will be able to advise the company, at the time of the tender offer, how many vested options you are willing to exercise if your shares are purchased in the tender offer.  You will not be required to exercise options until you are advised how many shares the company purchases in the tender offer under the proration features in the tender offer.  For example, if all currently outstanding shares were tendered, approximately 50% of these shares would be purchased for cash and 50% would be returned to shareholders.

2. How will this transaction affect Activision unvested options?  Will vesting accelerate as a result of this transaction?

The vesting of stock options is defined by the Stock Option Award Agreement.  Agreements can vary from plan year to plan year.

We are currently reviewing all individual Stock Option Agreements to determine if any special vesting provisions will take effect as a result of the closing of the transaction.

3. Once the transaction is closed, will Activision stock options become Activision Blizzard options?

Once the transaction is closed, all existing Activision shares will remain in place under their existing terms.

Transaction

1. Is this transaction considered a “change in control”?

There is no “universal” answer to this question.  The definition of “Change in Control” can vary from contract to contract.  It is typically defined in the contract or agreement outlining the terms of the relationship or transaction.

2. Is there anything that would prevent the transaction from closing?

The transaction is subject to shareholder, regulatory and governmental review and other customary closing conditions.  However, at this stage, we do not anticipate any obstacles that would prevent the transaction from closing.

3. As the majority shareholder, will Vivendi have controlling power over Activision Blizzard?

Vivendi will be the majority shareholder and will hold six seats on Activision Blizzard’s eleven seat Board of Directors. As board members, they will be involved in strategic decisions related to the combined company.

Like all directors, Vivendi board representatives will have fiduciary duties to all Activision Blizzard shareholders.  In addition, certain actions of the board relating to the rights of minority shareholders will require the separate approval of the independent directors on the board.

4. Why is our company name going to change to Activision Blizzard?

The name change reflects the significant brand recognition, employee headcount and profit contribution that Blizzard will make to the combined organization.

5. What kind of equity or compensation can employees expect as a result of this transaction?

There are currently no plans for any form of special equity or compensation for Activision employees.

6. Will Vivendi be Activision Blizzard’s “parent company”?

Following the close of the transaction, Activision will continue to be a publicly traded, independent company as it is today.  Vivendi will be a majority shareholder.

7. Will Vivendi have control over operating decisions, such as investments, development plans, staffing?

When the transaction is closed, Vivendi will be a majority shareholder and will have six seats on the Activision Blizzard Board of Directors.  Through these relationships, Vivendi, through its board representatives, will participate in strategic decisions, such as acquisition plans, compensation plan design and annual financial target setting.

Activision’s Board of Directors does not get involved in operational decisions such as development plans or staffing.

8. What will the process be to remove a board member from the Activision Blizzard board?

Only shareholders can remove a board member from the Activision Blizzard board.  However, Vivendi has agreed to continue to maintain five non-Vivendi representatives on the board.

9. Are the Sierra businesses struggling?

The Sierra businesses are not yet generating an acceptable rate of return.

10. How will the performance of the Sierra businesses affect Activision?

We will evaluate the Sierra businesses through our normal business and greenlight processes to maximize the long term value creation potential.

11. Where will the cost savings come from?

Potential cost savings will be identified through the integration planning process.

12. What do we mean by “revenue synergies”?

“Revenue synergies” means using the combined scale and capabilities of the two companies to generate more revenue from what we make.  For example, using the strength of our combined selling capabilities to generate more sales per title.

13. Please provide background on the proposed name change of the company to Activision Blizzard.

Activision Blizzard was selected to represent the newly combined company and reflects the brand recognition, headcount and profit contribution of each organization.

Location

1. Where will the Activision Blizzard headquarters office be located?

We expect the headquarters office of Activision Blizzard to be located in Los Angeles.

2. If businesses are combined and moved, will employees be expected to relocate?

The integration planning will begin soon and be implemented following the close of the transaction.  Decisions about business combinations and the location and staffing of those businesses will be made during the integration planning process.

Operating and Organizational Structure

1. Why will Blizzard operate as stand-alone business?

Blizzard currently operates as a separate business unit within the Vivendi Games organization.  It has a unique business and revenue model and it makes good business sense to have it operate as a stand-alone business reporting to Mike Morhaime who, in turn, reports to Bobby.

The three Vivendi Games businesses that will report to Mike Griffith are more like the businesses that Activision currently operates.

2. When will information about the future organization structure be available?

The future organization structure will be determined as part of the integration planning process, which will begin shortly and be co-lead by Bruce Hack and Ann Weiser.  The communication and implementation of the integration plans will begin following the close of the transaction, which is expected in mid-2008.

3. Will department moves, promotions, performance reviews, pay increases and bonuses be affected between now and when the transaction closes?

Until the transaction closes, it is business as usual.

We do not anticipate any changes to these kinds of normal business decisions or processes between now and when the transaction closes.

4. Will our employee benefits change at the close of the transaction?

Employee benefits will be reviewed as part of the integration planning process.  It is too soon to speculate on future changes.

5. Will there be a process to advise employees of job opportunities available at all locations?

The Activision website currently lists a majority of Activision’s open positions.

Calculation of Certain Estimates

All financial information relating to Activision, Vivendi Games and Blizzard Entertainment included in these materials, including pro forma estimates for calendar year 2007, and projections for future periods, represent the companies’ respective estimates and projections and were not prepared in accordance with U.S. Generally Accepted Accounting Principles. These estimates exclude the impact of expenses related to equity-based compensation and related tax benefits, potential one-time restructuring charges of up to $100 million that may be incurred in connection with the transaction, and the potential impact from non-cash intangible amortization resulting from purchase price accounting. In addition, these estimates assume continued net revenue growth as well as expense reductions and other synergies that may or may not be realized. Estimates for future periods are subject to significant inherent uncertainties, which increase with periods farther into the future. Actual results may differ materially and are subject to risks, including the risks described in the Cautionary Note below. To the extent that the estimates for calendar year 2007 are based on the historical performance of Activision and Vivendi Games through September 30, 2007, not all such historical information has been audited, the accounting policies of the companies may differ, and the two companies have different fiscal years. The financial information for Blizzard Entertainment contained in these materials is presented on a stand-alone basis and does not reflect the results of operations of other Vivendi Games divisions.

Cautionary Note Regarding Forward-looking Statements

Information in these materials that involves expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In these materials they are identified by references to dates after the date of these materials and words such as “outlook,” “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” “should,” “continue,” and similar expressions. Factors that could cause actual future results to differ materially from those expressed in the forward-looking statements set forth in these materials include, but are not limited to, the timing and successful completion of the transactions described in these materials (including the timing and receipt of stockholder and regulatory approvals and the satisfaction of other closing conditions), the combined companies’ success in executing planned strategies and achieving assumed synergies and cost savings, sales of each company’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the ability of Activision Blizzard to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the company’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recent acquisitions and identification of suitable future acquisition opportunities, and foreign exchange rate changes. Other such factors include, without limitation, the additional risks identified in Activision’s most recent annual report on Form 10-K and in the documents Vivendi has filed with the Autorité des Marchés Financiers (French securities regulator) and which are also available in English on Vivendi’s website (www.vivendi.com). Investors and security holders may obtain a free copy of documents filed by Vivendi with the Autorité des Marchés Financiers at www.amf-france.org, or directly from Vivendi.

The forward-looking statements in these materials are based upon information available to Activision and Vivendi as of the date of these materials, and neither Activision nor Vivendi assumes any obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and may cause actual results to differ materially from current expectations.

Important Additional Information will be filed with the SEC

This communication is being made in respect of the proposed business combination involving Activision, Vivendi and Vivendi Games. In connection with the proposed transactions, Activision plans to file with the SEC a Proxy Statement as well as other documents regarding the proposed transactions. The definitive Proxy Statement will be mailed to stockholders of Activision. INVESTORS AND SECURITY HOLDERS OF ACTIVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Activision through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Activision’s Investor Relations.

Activision and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Activision’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on June 14, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF ACTIVISION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC. ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

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